Exhibit 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

In connection with the Annual Report of Triton Acquisitions Company, (the “Company”) on Form 10-K for the period ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Larry Beazer, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  September 29, 2017

/s/ Larry Beazer
Larry Beazer
Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer (principal executive officer and principal financial and accounting officer)

Dated: September 29, 2017